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              FORM OF INDEMNIFICATION AGREEMENT


               THIS INDEMNIFICATION AGREEMENT is made and entered
     into as of the       day of January, 1997 by and among
     National Auto Finance Company, Inc., a Delaware corporation
     (the "Company"), and                 (the "Indemnitee").

                     W I T N E S S E T H

               WHEREAS, each of the Certificate of Incorporation and By-laws of the Company contains provisions requiring the Company to indemnify its directors, officers, employees and agents or any person who is serving at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (each, an "Other Entity") for certain losses and expenses incurred by such person who was, is or is threatened to be a defendant in a proceeding because such person is or was a director, officer, employee or agent of the Company;

               WHEREAS, at this time there are no suits, actions or claims or threatened suits, actions or claims pending against the Indemnitee with respect to his or her serving as a director and/or officer of the Company or serving at the request of the Company as a director, officer, employee or agent of an Other Entity; and

               WHEREAS, in order to induce the Indemnitee to serve or to continue to serve as a director and/or officer of the Company or any Affiliate (as defined below) or as a director, officer, employee or agent of an Other Entity, the Company has agreed to provide the Indemnitee with the additional indemnification contemplated by this Agreement;

               NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee hereby agree as follows:

          1. Definitions. The following terms, as used herein, shall have the following respective meanings:

               (a) "Affiliate" means any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

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               (b)  "Claim" means any threatened, pending or
               completed action, suit, arbitration or proceeding, or

               any inquiry or investigation, whether brought by or in the right of the Company or otherwise, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

               (c) "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

               (d) "D&O Insurance" means any valid directors' and officers' liability insurance policy maintained by the Company for the benefit of the Indemnitee, if any.

               (e) "Excluded Claim" means any payment for Losses or Expenses in connection with any Claim resulting from the Indemnitee's knowingly fraudulent, dishonest or willful misconduct or gross negligence.

               (f) "Expenses" means any reasonable expenses incurred by the Indemnitee as a result of a Claim or Claims made against the Indemnitee for Indemnifiable Events including, without limitation, reasonable attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, any Claim relating to any Indemnifiable Event.

               (g) "Indemnifiable Event" means any act, event or occurrence, whether occurring prior to, on or after the date of this Agreement, related to or arising out of the Indemnitee's serving as a director and/or officer of the Company.

               (h) "Losses" means any amounts or sums which the Indemnitee is legally obligated to pay as a result of a Claim or Claims made against the Indemnitee for Indemnifiable Events including, without limitation, damages, judgments and sums or amounts paid in settlement of a Claim or Claims.

               (i) "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

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          2.   Basic Indemnification Agreement.  The Company
     agrees that in the event the Indemnitee is or becomes a party to or witness or other participant in a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company will indemnify the Indemnitee to the fullest extent permitted by law, against any and all Expenses and Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and Losses) of such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a final disposition, subject in each case, to the further provisions of this Agreement.

          3. Limitations on Indemnification. Notwithstanding the provisions of Section 2 hereof, the Indemnitee shall not be indemnified and held harmless from any Expenses or Losses
     (a) which are determined by the Company to constitute an Excluded Claim or (b) to the extent the Indemnitee is indem-nified by the Company and has actually received payment pursuant to the Company's Certificate of Incorporation, D&O Insurance, or otherwise.

          4.   Indemnification Procedures.

               (a) Promptly after receipt by the Indemnitee of notice of any Claim, the Indemnitee shall, if indemni-fication with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof.

               (b) If, at the time of receipt of such notice, the Company has D&O Insurance in effect, the Indemnitee shall thereafter take all necessary or desirable action to cause the insurer(s) to pay, on behalf of the Indemnitee, all Expenses and Losses payable as a result of such Claim.

               (c) To the extent that the Company does not, at the time of the Claim, have applicable D&O Insurance, or if a determination is made by the Company that any Expenses arising out of such Claim will not be payable under the D&O Insurance then in effect and, in either case, the Company is otherwise unable or unwilling to indemnify the Indemnitee with respect to such Claim, the Company shall be obligated to pay the Expenses of any Claim from time to time as incurred.

               (d) All payments on account of the Company's indemnification obligations under this Agreement shall be made within thirty (30) days of the Indemnitee's written request therefor unless a determination is made by the Company that the Claims giving rise to the

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               Indemnitee's request are Excluded Claims or otherwise
               not payable under this Agreement. In the event the Company takes the position that the Indemnitee is not entitled to indemnification in connection with the proposed settlement of any Claim, the Indemnitee shall have the right at its own expense to undertake the defense of any such Claim. If it is subsequently determined that the Indemnifiable Events are not Excluded Claims and that the Indemnitee, therefore, is entitled to be indemnified under the provisions of
               Section 2 hereof, the Company shall promptly indemnify the Indemnitee.

               (e) The Indemnitee hereby expressly undertakes and agrees to reimburse the Company for all Expenses and Losses paid by the Company in connection with any Claim against the Indemnitee in the event and only to the extent that a determination shall have been made by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Company for such Expenses and Losses because the Claim is an Excluded Claim or because the Indemnitee is otherwise not entitled to payment under this Agreement or applicable law.

          5. Non-exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's Certificate of Incorporation, By-Laws and any agreement with the Company, both as to action in the Indemnitee's official capacity and as to action in any other capacity by holding such office, and shall continue for so long as the Indemnitee shall be subject to any Claim by reason of (or arising in part out of) an Indemnifiable Event.

          6. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Losses of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

          7. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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          8.   Governing Law.  This Agreement shall be governed
     by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to its principles of conflicts of law.

          9. Notices. Any notice or other communication required to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

          If to the Company, at:

               National Auto Finance Company, Inc.
               621 N.W. 53rd Street, Suite 200
               Boca Raton, Florida  33487
               Attention:  General Counsel

          If to the Indemnitee, at:

               c/o National Auto Finance Company, Inc.
               621 N.W. 53rd Street, Suite 200
               Boca Raton, Florida  33487

     or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or ten (10) days after the same shall have been deposited in the mail.

          10. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or other-wise affect the meaning hereof.

          11.  Entire Agreement.  This Agreement, subject to
     Section 5 hereof, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

          12. Successors and Assigns. Except as set forth in the following sentence, neither of the parties hereto may assign any of its or his duties or obligations under this Agreement without the prior written consent of the other party hereto. Any entity which acquires substantially all


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     of the assets of the Company shall assume the Company's
     obligations under the Agreement, whereupon the Company shall have no further liability hereunder.

          13. Amendment; Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be considered an original, but all of which taken together shall constitute one and the same Agreement.

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     IN WITNESS WHEREOF, the Company and the Indemnitee have
     duly executed this Agreement as of the date first above written.

                              NATIONAL AUTO FINANCE COMPANY, INC.

                              By: -------------------------------
                                  Name:
                                  Title:

                              INDEMNITEE



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